PBF LOGISTICS LP
ONE SYLVAN WAY
PARSIPPANY, NJ 07054

VOTE BY INTERNET
BEFORE THE MEETING - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time, on , 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DURING THE MEETING - Go to **www.virtualshareholdermeeting.com/PBFX2022SM**

You may virtually attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on , 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91378-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PBF LOGISTICS LP

The Board of Directors of the General Partner and the Conflicts Committee each recommend you vote FOR the following:	**For**	**Against**	**Abstain**
1. The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.	☐	☐	☐
2. The approval of the adjournment of this Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of this Special Meeting to approve the above proposal.	☐	☐	☐

NOTE: The transaction of any other business properly brought before this Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of PBF Logistics LP:
The Notice and Proxy Statement is available at www.proxyvote.com.

D91379-TBD

PBF LOGISTICS LP
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER

The undersigned hereby appoints Thomas Nimbley and Trecia Canty as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Units of PBF Logistics LP held of record by the undersigned on , 2022, at the Special Meeting to be held virtually at www.virtualshareholdermeeting.com/PBFX2022SM on , 2022, or any adjournment or postponement thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS, INCLUDING WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Continued and to be signed on reverse side